UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2014 (November 17, 2014)

Exide Technologies

(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
(Address of principal executive offices)		(zip code)

(678) 566-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously announced, on June 10, 2013, Exide Technologies (the “Company,” or the “Debtor”) filed a voluntary petition (the “Chapter 11 Case”) for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 17, 2014, the Debtor filed with the Bankruptcy Court (1) a proposed plan of reorganization (as may be amended, modified or supplemented from time to time, the “Proposed Plan”) and (2) a related proposed disclosure statement (as may be amended, modified or supplemented from time to time, the “Proposed Disclosure Statement”). The Proposed Plan is consistent with that certain plan support agreement (the “PSA”) entered into among the Company and with the holders of a majority of the outstanding principal amount of Exide’s senior secured notes on November 4, 2014, which was attached to the Company’s Form 8-K report filed on November 5, 2014.

Copies of the filed Proposed Plan and related Proposed Disclosure Statement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. Also attached hereto as Exhibit 99.3 is a press release issued by the Company acknowledging the filing of the Proposed Plan and Proposed Disclosure Statement.

Information contained in the Proposed Plan and the Proposed Disclosure Statement is subject to change. The Proposed Plan is subject to acceptance by certain of the Debtor’s creditors and confirmation by the Bankruptcy Court. There can be no assurances that the requisite acceptances to the Proposed Plan can be obtained from the Debtor’s creditors, that the Bankruptcy Court will approve the Proposed Disclosure Statement, or that the Bankruptcy Court will confirm the Proposed Plan.

The Bankruptcy Code does not permit solicitation of acceptances of the Proposed Plan until the Bankruptcy Court approves the Proposed Disclosure Statement as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtor and the condition of the Debtor’s books and records, that would enable a hypothetical investor typical of the holders of claims against the Debtor to make an informed judgment about the Proposed Plan. The Bankruptcy Court has not yet approved the Proposed Disclosure Statement. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Proposed Plan.

Under the terms of the Proposed Plan, all shares of the Company’s common stock would be cancelled upon effectiveness of the Proposed Plan, and the Company’s shareholders would not receive or retain any distribution or other property on account of their shares.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates.

Safe Harbor for Forward Looking Statements

This current report on Form 8-K and Exhibits 99.1, 99.2, and Financial Projections hereto contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company undertakes no obligation to update or revise any forward-looking statements.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements regarding liquidity and (e) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business, and (f) statements regarding tax and liquidity impacts from asset sales and restructuring activities.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, those identified on Exhibit 99.1 and Exhibit 99.2.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Proposed Plan Of Reorganization Of Exide Technologies

99.2	Proposed Disclosure Statement With Respect To The Plan of Reorganization of Exide Technologies

99.3	Press Release dated November 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

By:	/s/ Phillip A. Damaska
Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

Date: November 18, 2014

EXIDE TECHNOLOGIES

CURRENT REPORT ON FORM 8-K

Report Dated November 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Proposed Plan Of Reorganization Of Exide Technologies

99.2	Proposed Disclosure Statement With Respect To The Plan of Reorganization of Exide Technologies

99.3	Press Release dated November 17, 2014